Exhibit 99.1

Jack in the Box Inc. to Present at Investment Conferences in March

SAN DIEGO--(BUSINESS WIRE)--February 23, 2012--Jack in the Box Inc. (NASDAQ: JACK) will participate in three upcoming investment conferences. The dates of the presentations are as follows:

  March 1, 2012 – RBC Capital Markets’ Restaurant and Leisure Conference in Deer Valley, Utah. (This conference will not be webcast.)
  March 8, 2012, 8:50 a.m. ET – Bank of America Merrill Lynch Consumer & Retail Conference in New York, NY.
  March 20, 2012 – J.P. Morgan Gaming, Lodging, Restaurant & Leisure Management Access Forum in Las Vegas, Nev. (This conference will not be webcast.)

The live webcast of the Bank of America Merrill Lynch presentation can be accessed via the Jack in the Box Inc. corporate website. To access the live webcast through the internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the presentation to download and install any necessary software. An online replay will be available at the company’s corporate website for 30 days following the presentation.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 20 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 600 restaurants in 42 states and the District of Columbia. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, 858-571-2407
or
Media Contact:
Brian Luscomb, 858-571-2291